EXHIBIT 10.12

ANAEROBIC DIGESTER BIOGAS FACILITIES

SUPPLY AND OPERATIONS AGREEMENT

THIS ANAEROBIC DIGESTER BIOGAS FACILITIES SUPPLY AND OPERATIONS AGREEMENT ("Agreement") is made and entered into as of this 13th day of October, 2006, by and between WEST POINT FARMS, an Idaho partnership ("Dairy") and INTREPID TECHNOLOGY AND RESOURCES BIOGAS, LLC, an Idaho limited liability company ("Intrepid").  The parties hereto shall, individually, be a "Party" and, collectively, the "Parties."

RECITALS

WHEREAS, an affiliate of Dairy, S & R MILLING, LLC (“Dairy Affiliate”), an Idaho limited liability company, with common ownership, owns that certain parcel(s) of land (the "Subject Property") located in Gooding County, Idaho, as more particularly described in Exhibit A attached hereto and made a part hereof. The Dairy owns and operates a dairy operation on the Subject Property and, if applicable, on land adjacent or near to the Subject Property;

WHEREAS, Dairy produces large quantities of animal waste that must be handled and disposed of in an environmentally and socially responsible manner; and

WHEREAS, such waste handling requires a significant expenditure of time and resources by Dairy;

WHEREAS, Intrepid is in the business of: (1) providing and procuring technology, design and engineering for Anaerobic Digester-based BioGas and Digested Fiber production facilities and (2) building, owning and operating such facilities for the purpose of producing and selling BioGas to a gas distribution utility ("Utility") or otherwise selling BioGas to third parties and producing Digested Fiber for sale to third parties and/or provision to the Dairy;

WHEREAS, such facilities rely upon animal waste as a feedstock, greatly reduce animal waste handling requirements and significantly reduce the associated environmental impacts for dairies;

WHEREAS Intrepid has designed and manufactured and possesses, or will otherwise procure, certain equipment for Anaerobic Digester BioGas Facilities and Gathering Lines to transport the BioGas to the Utility and/or other equipment related to handling the BioGas ("Facilities") capable of producing BioGas and Digested Fiber from the Manure output of a dairy operation;

WHEREAS, Intrepid desires to install and locate the Facilities on the Subject Property, such Facilities being designed and intended to meet Intrepid's intent of producing BioGas and Digested Fiber, while meeting Dairy's intent that Intrepid shall dispose, process, treat, and handle Manure from Dairy’s dairy operations and supply Bedding for Dairy's operations;

WHEREAS, as part of the mutual consideration for this Agreement, Intrepid and Dairy Affiliate intend to enter into the Lease with one another contemporaneously with the execution of this Agreement in order to fully effectuate the purposes of this Agreement; and

WHEREAS, Intrepid desires to locate and operate its Facilities on the Subject Property in exchange for Dairy's performance of the obligations and conditions stated herein. Likewise, Dairy desires Intrepid to locate its Facilities on the Subject Property in exchange for Intrepid's performance of its obligations and conditions stated herein, including, but not limited to, treating Manure and providing Bedding to Dairy in the form of Digested Fiber or providing Bedding procured from a third party.

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Definitions:

a.

"Additives" means any chemical or other synthetic compound added to the Manure as referenced in Section 4(d).

b.

"Anaerobic Digester(s)" or "Digester(s)" means the unit(s) in which Manure is digested to produce BioGas and Digested Fiber.

c.

"Bedding" means a substance used to line the floors of stalls or other materials used therein.

d.

"BioGas" means a mixture of hydrocarbons and noncombustible gases in a gaseous state consisting primarily of methane combustible gas that is an end product of anaerobic digestion of Manure in the Digesters.

e.

"Digested Fiber" means fibrous material produced by the Digesters and shall have the meaning assigned it in Section 3(c)(i).

f.

 "Digester Effluent" means liquid effluent discharged by the Digesters.

g.

"Digester Fiber Handling Area(s)" shall have the meaning assigned it in Section 3(c)(i) and Exhibit C.

h.

"Equipment" means any and all equipment, tools and materials forming a part of the Facilities that are used during or in support of the digestion process.

i.

"Equipment Offer" means one or more Equipment Offers and shall have the meaning assigned it in Section 5(a)(ii).

j.

"Facilities" means the Equipment, Gathering Lines, Vessels, containers and other equipment and materials that function to convert Manure into BioGas and Digested Fiber or support the conversion from Manure into BioGas and Digested Fiber on the Subject Property.

k.

"Gathering Line(s)" means any and all piping or other lines leading from the Anaerobic Digester to the Utility facilities or third parties for the purpose of transporting Gas produced by the Digesters.

l.

"Lease" means the Anaerobic Digester BioGas Facilities Lease and has the meaning assigned to it in Section 3(a).

m.

"Liquid Disposal Point" means one or more Liquid Disposal Points and shall have the meaning assigned to it in Section 3(c)(iii) and Exhibit C.

n.

"Manure" means manure that is free of all foreign materials (solid, liquid or gaseous), including chemical compounds, that in any way impair operation of the Digester, its Equipment or systems or the health/vitality of the bacteria resident in the Digester.

o.

"Manure Handling Facilities" means the existing system operated by Dairy to handle Manure, as described in Section 3(b)(ii), and the backup and alternative systems described in Section 3(d).

p.

"Month" means the period beginning on the first day of a calendar month and ending immediately prior to the commencement of the first day of the next calendar month.

q.

"Personal Property" means items that are the property of Intrepid, that may not be considered fixtures to the real property, and that may but need not, be listed on Exhibit D.

r.

"Subject Property" means the certain parcel(s) of land located in Gooding, County, Idaho, more particularly described in Exhibit A, that is owned by Dairy Affiliate and on which Dairy’s Operation occurs.

s.

"Sand Disposal Point" shall refer to one or more Sand Disposal Points and shall have the meaning assigned to it in Section 3(c)(ii) and Exhibit C.

t.

"Supply Point" shall refer to one or more Supply Points and shall have the meaning assigned it in Section 3(b)(iii).

u.

"Vessels" means any and all tanks or containers used to store Manure, sediment or any other compound on or near the Facilities and which are related to the Facilities or owned or possessed by Intrepid.

v.

“Volatile Solid Material” shall refer to the amount of solid material in the liquid effluent entering the Facilities that can be combusted in twenty-four (24) hours when heated to six hundred (600) degrees Centigrade.

2

Term.  The term of this Agreement shall commence upon the date first set forth above and shall extend for a period of twenty (20) years therefrom, subject to early termination, as provided for herein (the "Term").  This Agreement shall continue thereafter for successive twelve (12) month terms commencing on the first day of the month following the month of termination unless terminated by either Party by providing written notice to the other Party no less than ninety (90) days prior to the expiration of any such successive twelve (12) month term.

3

 Obligations of Dairy. In exchange for the consideration stated herein, Dairy will perform each of the following obligations:

a.

Lease. The Dairy Affiliate will lease the Subject Property to Intrepid for the period of years set forth in the Anaerobic Digester BioGas Facilities Lease Agreement ("Lease"), subject to extension and early termination, pursuant to the terms and conditions of the Lease in substantially the form attached hereto as Exhibit B. The primary purpose of the Lease will be for the location and operation of the Facilities. The duration of the Lease will coincide with the Term of this Agreement, except that in the event this Agreement is subject to early termination, Intrepid shall have an additional period of ninety (90) days following the termination of this Agreement and the Lease in which to remove the Facilities from the Subject Property pursuant to the terms and conditions of this Agreement and the Lease.

b.

Supply of Manure.  Dairy agrees to supply and deliver to Intrepid all of its Manure output, to the extent of Intrepid's Manure receiving requirements, as defined herein.

i.

Term of Supply of Manure. The obligation of Dairy to supply all of its Manure

    output to Intrepid, as provided for herein, shall commence as soon as Intrepid       informs Dairy that the Facilities are ready to receive deliveries of Manure and       continue until the expiration of the Term, and subject to any extension of the       Term, or upon any early termination of this  Agreement, as provided for herein.

ii.

Collection of Manure. For the purpose of supplying Manure pursuant to this

Agreement, Dairy will continue to use the systems that it is currently using for   the collection of Manure except that Dairy shall not be precluded from replacing,   repairing or upgrading its systems so long as the system  continues to have at   least the capacity that it possessed upon the execution of this Agreement   (“Manure Handling Facilities”).  Dairy will reasonably maintain its Manure   collection systems as necessary in order to provide the supply of Manure, as   provided for in this Agreement.  Subject to Trustee’s consent, in the event that   Dairy fails to supply Manure, as provided for herein, for a period of thirty (30)   days or more, Intrepid shall have the option to terminate this Agreement early   upon fifteen (15) days written notice to Dairy unless Dairy resumes supplying   Manure as provided for herein during said fifteen (15) day period or such longer   period, in addition to said fifteen (15) day period, as the Parties may mutually   agree upon in writing.

iii.

Supply Point. Dairy will be responsible for all Dairy operational costs, including

production, collection and transportation of the Manure to the mixing tank, as   discussed below.  This mixing tank, which is shown on Exhibit C attached, will   be designated the "Supply Point."  Dairy will be responsible for all costs   associated with its Manure supply operations, including all costs of supplying   Manure up to the Supply Point.  Intrepid will be responsible for all costs   associated with transporting Manure from the Supply Point to the Digesters.

iv.

Rate of Supply.   Dairy will supply the Manure provided hereunder at a rate

such that the Supply Point mixing tank level does not overflow or fall below a   depth of six (6) feet.  The Parties agree to work with one another   to determine the   rate of Manure supply that will satisfy the mixing tank maximum and minimum     levels.  Dairy projects being able to supply at least 100,000 gallons of Manure     per day, weather permitting.  Dairy represents and warrants that it is capable of   supplying Intrepid with 36.5 million gallons of Manure per year.  Furthermore,   Dairy commits to supplying Intrepid with 36.5 million gallons of Manure per   year, provided Intrepid is able to process ninety  percent (90%) of such supplies.    The Parties recognize that failure by Intrepid to timely process the ninety   percent (90%) of deliveries will create a backup that may hamper Dairy’s ability   to continue to meet its minimum delivery requirements in this subsection.

v.

Manure Specifications. All Manure supplied by Dairy pursuant to this

Agreement will meet the following specifications and criteria:

(a)

Dairy will make every reasonable effort to provide Manure to Intrepid that is "digestible manure," which means Manure from cows that is reasonably free of rocks, wood, bone, or any other natural or man-made debris that may impede operation of or cause damage to plant processing Equipment and is reasonably free of antibiotics or other chemicals detrimental to methanogen bacteria.

(b)

Unless otherwise agreed, all Manure supplied by Dairy will be Manure collected by Dairy using the systems that Dairy is currently using, subject to the Dairy’s replacement and upgrading as provided for herein, for the collection of Manure.

(c)

The Manure provided by Dairy to Intrepid will not be intentionally diluted with water in a manner not normally used in Dairy’s ordinary operation on the Subject Property.

(d)

It is understood that the collection systems used by Dairy may collect and deliver to Intrepid some amount of sand. Dairy will make reasonable efforts to limit the amount of sand contained in the Manure delivered.

vi.

Requirements and Supply.  Intrepid shall use commercially reasonable efforts to

accept and process all the Manure provided by Dairy that the Digesters can   accept.  Intrepid will communicate to Dairy any significant change in Intrepid's   Manure requirements.  Intrepid may not require more Manure from Dairy than all   of the Manure output from Dairy's operations, as defined herein.    Notwithstanding the above, Intrepid commits to process ninety percent (90%) of   the material delivered to the receiving mix tank on an annual basis, as further   described in Section 3.b.iv above.

c.

Ownership of Manure.  Dairy will retain ownership of and responsibility for the Manure and all of its derivatives other than the Digested Fiber and BioGas extracted and collected by Intrepid.

i.

Digested Fiber.  All Digested Fiber screened from the Digester effluent ("Digested Fiber") will be the property of Intrepid. Intrepid will deposit all such fiber removed by its Facilities at the "Digested Fiber Handling Area" shown on Exhibit C. Intrepid will be responsible for maintaining the Digested Fiber Handling Area and ensuring the handling, processing and that any removal operations do not unreasonably impede normal Dairy operations. Intrepid will make available to Dairy, at no cost to Dairy, a portion of the Digested Fiber or an alternative material that reasonably conforms to the accepted standards of the Dairy Industry, for Bedding materials for dairy cows, for all the Dairy’s lactating cows.

ii.

Sand. All sand removed from the process will be the property of Dairy. Intrepid will deposit any such sand removed by its Facilities at the "Sand Disposal Point" shown on Exhibit C. Dairy will be responsible for removing all such sand from the Sand Disposal Point. Dairy will be responsible for keeping the Sand Disposal Point sufficiently clear so as not to impede the continued deposit of such sand at the Sand Disposal Point by Intrepid.

iii.

Liquid. All liquid removed from the process will be the property of Dairy. Intrepid will deposit any such liquid removed by its Facilities at the "Liquid Disposal Point" shown on Exhibit C. Dairy will be responsible for receiving all such liquid from the Liquid Disposal Point.  Dairy will be responsible for keeping the Liquid Disposal Point sufficiently clear so as not to impede the continued deposit of such water to the Liquid Disposal Point by Intrepid.  The solids content of the liquid will be less than five percent (5%) by volume.

iv.

Nature or Composition. Other than in Sections 4(c) and 4(g) hereof, Intrepid makes no representations or warranties regarding the nature or composition of the following: material screened from the Digester Effluent or deposited at the Digested Fiber Handling Area, the sands removed from the process or deposited at the Sand Disposal Point; and the liquid removed from the process or deposited at the Liquid Water Disposal Point since these qualities relate to the quality of the Manure provided to Intrepid.

d.

Obligation to Maintain Backup and Alternative Systems. Dairy shall reasonably maintain and establish backup systems, alternative systems, or other means for disposal of the Manure provided to Intrepid, so that Dairy will not be solely dependent upon or reliant upon Intrepid's ability to receive and process Manure.  Dairy shall demonstrate to Intrepid's reasonable satisfaction, the ability of such backup or alternative systems to handle the disposal of Manure prior to the installation of the Facilities and from time to time thereafter.  In light of the nature of the Facilities, Dairy hereby waives all claims against Intrepid caused by Intrepid's inability to receive Manure at its Facilities due to Dairy’s use of its backup Manure disposal systems.  Absent an event of force majeure, as defined in Section 15 below, this Section 3.d does not reduce or eliminate Dairy’s minimum supply obligation as provided in Section 3.b.iv hereof.

i.

Dairy shall maintain its alternative Manure Handling Facilities and capabilities so that Intrepid may terminate this Agreement without causing material damage or loss to Dairy.

ii.

Dairy agrees to maintain its Manure Handling Facilities and capabilities in such a manner so that any disruption or termination of the processes of Intrepid will not damage or harm Dairy.

iii.

Dairy represents and warrants that its existing systems are sufficient to economically collect and dispose of the Manure output of its dairy operations, and that it is capable of returning to its existing Manure disposal systems without notice and without causing damage to its dairy operations.

4

Obligations of Intrepid.  In exchange for the consideration stated herein, Intrepid shall perform each of the following obligations:

a.

Installation of Facilities.  Contingent upon obtaining adequate financing for the Facilities, Intrepid shall install the Facilities on the Subject Property and shall be responsible for all costs of constructing and maintaining the Facilities.

i.

Financing of Facilities. Intrepid shall be responsible for obtaining any financing necessary for the Facilities. This financing may take a variety of forms including tax exempt bonds, for which Intrepid and/or other third Parties shall be solely responsible. Intrepid shall pay for the Facilities, and Intrepid or its assigns will have all ownership rights of the Facilities and its Equipment.

ii.

Financing Contingency.  If Intrepid is not able to obtain financing upon adequate terms and conditions for the funding of construction and operation of the Facilities within eight (8) months of the date first set forth above, the Parties shall each have the option to terminate this Agreement upon ten (10) days written notice to the other Party and the Parties shall have no further obligations hereunder following such termination.  Intrepid will provide information to Dairy regarding the status of said financing on a monthly basis.

iii.

Completion of the Facilities. It is anticipated that the construction of the Facilities will be completed within one (1) year from the date construction begins on the Subject Property. Intrepid shall use its best efforts to complete the construction of the Facilities within that time but shall have no liability to Dairy if such completion does not occur.  Intrepid shall notify Dairy, as soon as practicable, of any significant delays that may affect the completion of the Facilities within said timeframe.

b.

Operational Costs of Facilities. Intrepid shall be responsible for all costs of operation of the Facilities at all points downstream of the Supply Point, and up until the Sand Disposal Point and the Water Disposal Point.

c.

Receipt of Manure, Warranty on Processing of Same.   Upon completion of the facilities, Intrepid shall endeavor to have as many digesters as necessary to handle the amount of Manure produced by the Dairy’s cows in order to enable the Facilities to operate as continually as reasonably possible.

i.

Obligation to Achieve Capacity during shutdown.  Intrepid projects being able to process at least 100,000 gallons per day of Manure when the Facilities are operating properly based upon the design-rated capacity of the Facilities and shall use its best efforts to achieve said design-rated capacity except during shutdowns;

ii.

Shutdown for Capital Improvements.  shutdowns may occasionally occur for purposes of Equipment maintenance or repairs, Equipment changeout and upgrades, or other capital improvements;

iii.

Cooperation.  Intrepid shall have no obligation to receive Manure from Dairy during any period of shutdown of the Facilities, but will use commercially reasonable efforts to cooperate with Dairy during the shutdown period; and

iv.

Notice of Shutdowns. Intrepid shall provide reasonable notice to Dairy of any planned shutdown of the Facilities for purposes of maintenance, repair, or capital improvements. As soon as Intrepid is aware of any unplanned shutdowns or disruptions in the operation of the Facilities, Intrepid shall provide reasonably prompt notice to Dairy.

d.

No Additives. Intrepid shall not, without prior written notice to Dairy, add any chemical or other synthetic Additive to the Manure or any of its derivatives outside of the proposed utilization of the naturally occurring bacteria inherent in the Digester design.

Notwithstanding Dairy’s obligations in Section 3 of this Agreement, Intrepid shall be responsible for any chemical or other synthetic Additive introduced by Intrepid into the Manure or any of its derivatives.

e.

Non-interference.  Intrepid shall use its best efforts not to interfere with Dairy's operations during the period of construction and operation of the Facilities.  Similarly, Dairy shall use its best efforts not to interfere with the construction or operation of the Facilities.  Each Party shall exercise reasonable care to protect the other Party's interests in this Agreement.

f.

Code Compliance.  At all times, Intrepid shall ensure that the Facilities are constructed and operated in compliance with all federal, state and local environmental and building codes and with all necessary permits, entitlements and regulatory authorizations.

g.

Warranty on Reduction of Solid Material, Phosphorus Levels. Intrepid warrants that it shall reduce Dairy’s volume of volatile solid material and total phosphorus levels in the liquid effluent entering the Facilities by at least thirty percent (30%) when such volatile solid material exits the Facilities. This reduction shall be measured at the screw press outlets at the Facilities.  The Parties agree that, as of the effective date of this Agreement, the baseline phosphorus levels at the Dairy are 880 parts per million (“PPM”) and the total solids measurement is 46,000 PPM.  Therefore, Intrepid shall be required under this Section 4.g to reduce such phosphorus levels to a concentration no greater than 616 PPM  and the volatile solid material to a level of no greater than 32,000 PPM in the liquid effluent exiting the Facilities.  Intrepid shall conduct the measurements to verify this reduction up to four (4) times per year and shall share the results with Dairy at Dairy’s request.

5

Termination without Cause by Intrepid.  If consented to by the Trustee, Intrepid can terminate the operation of the Facilities upon one hundred twenty (120) days' notice to Dairy for any reason whatsoever, including that such operation is no longer in the economic interests of Intrepid, or that such operation is no longer profitable to Intrepid.

a.

Termination Generally.  Upon termination of this Agreement, pursuant to this Section 5, and subject to the following, Intrepid shall remove all of the Equipment and Vessels on the Subject Property associated with the Facilities at the cost and expense of Intrepid, and pursuant to the terms of the Lease between Intrepid and Dairy.

i.

Ownership or Possession of Facilities.  Dairy shall have no rights of ownership or possession in relation to any of such Equipment and Vessels relating to the Facilities, and no right to compensation for the removal of such Equipment and Vessels.

ii.

Right to Purchase.  Upon termination of this Agreement by Intrepid pursuant to this Section 5, Dairy shall have a right to purchase any Equipment and Vessels owned by Intrepid and located on the Subject Property, associated with the Facilities, at a price to be determined by Intrepid ("Equipment Offer"). The determination of the Equipment Offer shall be at the discretion of Intrepid.  Intrepid shall provide written notice of the Equipment Offer to Dairy. Dairy shall have the right to purchase for a period of fifteen (15) days after receipt of written notice containing the terms of the Equipment Offer, and to decide to purchase the Equipment and Vessels listed in the Equipment Offer upon its terms and conditions set forth therein.  Should Dairy choose to purchase the Equipment and Vessels subject to the terms of the Equipment Offer, such purchase shall be closed within sixty (60) days of Dairy's acceptance of such Equipment Offer.  The failure of Dairy to complete the purchase of the Equipment and Vessels upon the terms of the Equipment Offer, within the time period stated herein, shall terminate Dairy's right to purchase the Equipment pursuant to this provision.  Dairy agrees that this right to purchase is subject and subordinate to any financing or security interests of Intrepid encumbering the Equipment and Vessels of the Facilities on the Subject Property.  Intrepid shall provide Dairy with all materials, manuals and instructions necessary to operate the Facilities and will use commercially reasonable efforts to ensure that Dairy has the legal right to operate the Facilities.

b.

Right to Termination of the Agreement.  Dairy understands and agrees that Intrepid has invested in the Facilities in reliance on a continued supply of Manure by Dairy pursuant to the terms of this Agreement.  Dairy agrees that because of Intrepid's investment in the Facilities in reliance on this supply of Manure, and because of the costs incurred by Intrepid for the operation of the Facilities, the rights of Intrepid to terminate this Agreement pursuant to this Section 5 are broader than the rights of Dairy to terminate this Agreement pursuant to Section 1 herein.

6

Rights to BioGas and Digested Fiber Produced. Intrepid shall have all rights to the ownership of the BioGas and Digested Fiber produced at the Facilities and have the right to sell the BioGas and Digested Fiber subject to the terms and conditions of this Agreement.   Subject to any limitations within the “Gas Purchase and Sale Agreement” between Intrepid and the Intermountain Gas Company (“Intermountain”), Dairy shall have the right upon notice to Intrepid (as confirmed in writing) to purchase from Intrepid available BioGas produced by the Facilities at the retail price Dairy would be charged by Intermountain.  Dairy may only purchase BioGas up to Dairy’s requirements of BioGas and shall not resell such BioGas delivered to it by Intrepid.  In the event Dairy elects to purchase BioGas from Intrepid, Dairy shall construct a lateral pipeline from Intrepid’s Facilities to Dairy’s desired location on the Subject Property at Dairy’s sole expense.  In constructing such lateral pipeline, Dairy shall follow any technical specifications or requirements required by Intrepid and satisfy all applicable legal requirements.  Dairy shall also follow good utility practice, including any applicable requirements of Intermountain, in the construction, operation and maintenance of any such lateral pipeline.

7

Operation by Intrepid. Intrepid shall have full rights to manage, operate, and maintain the Facilities, and to operate and maintain its Equipment and Vessels on the Subject Property.

a.

Ownership of Facilities. Intrepid owns all of the Equipment and Vessels associated with the Facilities. Dairy agrees that all of the Equipment and Vessels associated with the Facilities, except for the concrete pads upon which such Equipment and Vessels are placed, are the Personal Property of Intrepid.  Dairy agrees that none of the Equipment or Vessels shall become fixtures to the real property, other than the concrete pads upon which such Equipment and Vessels are placed.  Intrepid shall have the right to remove any Personal Property or its Equipment on the Subject Property at any time.  The Equipment and Vessels relating to the Facilities that shall be considered Personal Property and not fixtures to the real property include but are not limited to the items on the "List of Personal Property" shown on Exhibit D attached hereto.

b.

Noise, Aesthetics.  Intrepid shall use its best efforts to construct and operate the Facilities in a manner that does not cause excessive noise and disrupt the operations of Dairy or disturb Dairy's cattle.  Further, Intrepid shall construct and operate the Facilities in a manner so as to be as minimally disruptive visually to Dairy's premises as reasonably practicable.

8

Access to Facilities and to Dairy.

a.

Right to Inspection.  During the construction process, Dairy shall have the right, but not the obligation, to inspect or to arrange for a third party to inspect, the site(s) where installations are to be performed, are being performed and have been performed by Intrepid hereunder; provided, however, that Dairy shall reasonably coordinate its inspections with Intrepid in order to minimize the disruption to the installation, Facilities and/or BioGas production.

b.

Safety.  Following the construction period, Dairy shall have the right to access the Facilities.  Intrepid shall also have the right to access the Dairy premises.  Each Party shall adhere to posted warnings and safety criteria associated with their respective facilities.  Each Party will follow any instructions of the other Party in relation to access to their respective operations.  Both Parties shall exercise such rights of access in such a manner as to not disrupt or interfere with the ongoing activities of their respective operations.

9

Insurance. Dairy agrees that in relation to any of its respective employees or agents working in or near the facilities or performing the obligations of Dairy in respect to this Agreement, Dairy shall, at its sole cost and expense, obtain and maintain in full force and effect the following insurance policies underwritten by good and solvent insurance companies.

a.

Workers' Compensation Insurance - to pay claims for personal injuries sustained by its employees, including death resulting therefrom (at coverage levels required by applicable law) arising out of or related in any way to activities or the presence of its employees, agents or contractors in relation to this Agreement. Employer's liability coverage shall be included with a limit of liability of not less than One Million Dollars ($1,000,000).

b.

Commercial General Liability Insurance - to pay claims for damage to property, and for injuries to or death of any person or persons arising out of or related in any way to the activities relating to this Agreement. Such insurance shall be written on an occurrence basis with limits of liability of not less than Two Million Dollars ($2,000,000) for any one occurrence.

c.

Automobile Liability Insurance - to pay claims for damage to property, and for injuries to or death of any person or persons with a combined single limit of not less than Two Million Dollars ($2,000,000) for any one occurrence arising out of or related in any way to activities or the presence of its employees, agents or contractors on the Subject Property.

Similarly, Intrepid agrees, that in relation to any of its employees or agents working on or

near Dairy or performing the obligations of Intrepid hereunder, Intrepid shall, at its sole cost and   expense, obtain and maintain in full force and effect, the above insurance policies underwritten by   good and solvent insurance companies.

10

Indemnification.

a.

Covenants between Parties.  Each Party covenants and agrees to defend, indemnify, and hold harmless the other Party from and against, any claim, loss, liability, damage, or expense (including reasonable attorneys’ fees, costs, and expenses) that the other Party may suffer, sustain, or become subject to, as a result of a breach by the indemnifying Party of any obligation of the indemnifying Party contained in this Agreement.

b.

Negligence of Dairy.  Dairy shall defend and indemnify Intrepid and save Intrepid harmless from and against any and all liability, damages, costs, or expenses, including attorneys' fees, arising from any act, omission, or negligence of Dairy or its employees or agents on the Subject Property, or the officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors of Dairy on the Subject Property, or arising from any accident, injury, or damage, to any person or property, occurring on the Subject Property arising from the operations or conduct of Dairy pursuant to the terms of this Agreement.

c.

Negligence of Intrepid.  Intrepid shall defend and indemnity Dairy and save Dairy harmless from and against any and all liability, damages, costs, or expenses, including attorneys' fees, arising from any act, omission, or negligence of Intrepid or its employees or agents on the Subject Property, or the officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors of Intrepid on the Subject Property, or arising from any accident, injury, or damage, to any person or property, occurring on the Subject Property arising from the construction, operations, or conduct of Intrepid pursuant to the terms of this Agreement.

11

Intellectual Property.  Dairy understands that portions of the technology used in the Facilities are being used by Intrepid pursuant to a license. Dairy agrees that nothing set forth in this Agreement will vest in Dairy any right, title, or interest in or to any intellectual property associated with the Facilities or Intrepid's operations on the Subject Property. Dairy acknowledges and agrees that it has no rights, title, or claim to any intellectual property associated with the Facilities or Intrepid's operations on the Subject Property. Dairy agrees to maintain as confidential any intellectual property it might learn or obtain in relation to the Facilities or Intrepid's operations on the Subject Property.

12

Confidentiality.

a.

Agreement. Subject to the following provisions of this Section 12, this Agreement and everything set forth herein, all information shared pursuant hereto between Intrepid and Dairy, and any related agreements and amendments are and shall remain confidential and proprietary to the Parties hereto, or to the disclosing Party, as appropriate. All information disclosed by a Party hereto shall be maintained as confidential by the receiving Party in accordance with its usual practices for maintaining the confidentiality of business records.

b.

Confidential Information.  Any Party (the “Disclosing Party”) that provides written, confidential information, as defined below, to the other Party (the “Receiving Party”) shall mark, or other wise designate such confidential information as “Confidential” to be protected from disclosure to third parties (the “Confidential Information”).  For information received prior to the execution of this Agreement, the Receiving Party that has received information from the Disclosing Party in preparation for this Agreement shall mark or otherwise designate such  information as “Confidential” at the request of the Disclosing Party.  The Receiving Party shall protect the marked Confidential Information from disclosure to third parties consistent with this provision and subject to applicable law; provided, however, that a Party may, to the extent necessary, disclose Confidential Information to its affiliates, lenders and potential lenders, and potential and actual equity investors, as well as trustees, directors, employees, agents or representatives of such Party, its affiliates or lenders where any such affiliate, lender or potential lender, potential or actual equity investor, employee, agent or representative is obligated by legal requirements, professional rules of conduct or a legally binding obligation to maintain the confidentiality of such Confidential Information.  The term "Confidential Information" includes information in whatever form it may exist, whether oral, written, graphic, or electronic.  Notwithstanding the above, should Dairy exercise its right under Section 5 hereof to purchase the Facilities, any manuals, instructions and materials necessary to operate the Facilities shall no longer be considered Confidential Information to Dairy, although Dairy shall use due diligence to ensure that such information remain confidential vis-à-vis all unaffiliated third parties.

c.

Information Made Public.  Notwithstanding anything to the contrary in this Agreement, neither Party shall be required to hold confidential any information which (i) becomes publicly available other than through the recipient; (ii) is required to be disclosed by a governmental or judicial order, rule, or regulation; (iii) is independently developed by the Receiving Party; (iv) becomes available to the Receiving Party without restriction from a third party or (v) is disclosed by Intrepid in connection with bond financing to carry out the purposes of this Agreement or any other financing.  Should any person or entity seek to legally compel a Receiving Party (by oral questions, requests for information or documents, subpoena, civil investigative demands, regulation, statute, or otherwise) to disclose any marked Confidential Information, the Receiving Party will provide the Disclosing Party prompt written notice so that the Disclosing Party may seek a protective order or other appropriate remedy.

d.

Term of Confidentiality Provision.  The obligations set forth in this Agreement relative to Confidential Information shall survive expiration or termination of this Agreement for a period of two (2) years thereafter.

i.

Stipulation.  Dairy hereby stipulates that the Confidential Information of Intrepid is important and significant and affects the effective and successful conduct of Intrepid's business and goodwill.

ii.

Use of Confidential Information.  The Dairy shall not utilize the Confidential Information in any way other than in connection with the purposes of this Agreement except as specifically provided for herein.

iii.

Return.  All of the Confidential Information shall be returned immediately to the Disclosing Party upon demand.  Subject to the foregoing, the Receiving Party shall not retain or cause or allow any third party to retain photocopies or other reproductions of the Confidential Information.

iv.

Relief.  The Parties to this Agreement acknowledge that monetary damages for breach hereof will not adequately compensate Intrepid, and, therefore, Dairy agrees that this confidentiality provision may be enforced by injunctive relief and other appropriate remedies, in addition to damages.

13

Resolution of Disputes.  In the event of a dispute, controversy or claim under this Agreement, the Party adversely affected or aggrieved shall provide the accused Party of a notice of dispute, controversy or claim (“Notice of Dispute”).  The Party providing Notice of Dispute shall serve such Notice of Dispute in accordance with paragraph 14 below.  The Party accused of breach of this Agreement or conduct giving rise to the dispute, controversy or claim shall have fifteen (15) business days to engage the aggrieved Party in good faith negotiations to resolve the dispute, controversy or claim.  If the Parties are unable to resolve their differences during this fifteen (15) business day period, provided the breach has not otherwise been cured within the time period afforded by the Estoppel Certificate, the aggrieved Party shall be entitled to exercise its right to pursue all available remedies under this Agreement and the laws of the State of Idaho, and the Parties shall proceed to non-binding mediation.  The Parties agree to make a diligent, good faith attempt to resolve any dispute, controversy or claim arising out of or relating to this Agreement, or alleged breach thereof, through non-binding mediation prior to seeking arbitration hereunder.  Any dispute, controversy, claim or alleged breach not resolved through mediation within thirty (30) days of either Party's written demand to the other Party to participate in non-binding mediation will be settled by binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. This Section of this Agreement constitutes a written agreement between Intrepid and Dairy to submit to arbitration any controversy hereafter arising between Intrepid and Dairy, and is valid, binding, enforceable, and irrevocable pursuant to the terms of Idaho Code § 7-901.

a.

Costs.  The costs of the mediation and/or arbitration, excluding the Parties' own costs and attorneys' fees, shall be shared equally between Intrepid and Dairy.

b.

Obligations during Dispute.  Unless otherwise agreed in writing, Dairy and Intrepid shall continue to perform their respective obligations hereunder during any dispute resolution by the Parties in accordance with this Section.

c.

Venue.  Mediation sessions and arbitration hearings, unless the Parties agree otherwise, will be held in the State of Idaho.

14

Notices. Every notice required or permitted in this Agreement must be in writing and shall be deemed to have been duly given when delivered by hand or when received by United States certified mail sent with a return receipt requested, national overnight courier or by facsimile with delivery confirmation, to the Parties' addresses as set forth below:

If to Dairy:

Edwin Southfield

WEST POINT  FARMS.

3308 South, 1600 East

Wendell, Idaho 83355

(208) 536-5414 (tel)

(208) 536-5409 (fax)

If to Intrepid:

Jacob Dustin

INTREPID TECHNOLOGY AND RESOURCES BIOGAS, LLC

501 West Broadway

Suite 200

Idaho Falls, Idaho 83402

(208) 529-5337 (tel)

(208) 529-1014 (fax)

All notices sent to Intrepid pursuant to this Section 14 shall include a copy to the Trustee,

as such term is defined under that Indenture of Trust of even date herewith by and   between Wells Fargo Bank, National Association, as "Trustee" and The Industrial   Development Corporation of Gooding County, Idaho as "Issuer," to the address set forth   below:

Trustee:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

Vice President

Corporate Trust Department

877 W. Main Street, 3rd Floor

MAC U1858-033

Boise, ID  83702

(208)393-5491 (tel)

(208)393-5404 (fax)

15.

Force Majeure

a.

Force Majeure

.  Force Majeure shall mean an event or circumstance beyond the

reasonable control of, and without the fault or negligence of, a Party, which causes such       Party to be unable to perform its obligations hereunder; provided that, changes in the       economic or financial circumstances of a Party shall not constitute Force Majeure.  Force       Majeure shall include: failure or interruption of the production, delivery or acceptance of       BioGas or Manure due to an act of God; war (declared or undeclared); sabotage; riot;       insurrection; civil unrest or disturbance; terrorism, military or guerrilla action; economic       sanction or embargo; civil strife, work stoppage, slow-down, or lock-out; explosion; fire;       earthquake; hurricane; flood; lightning; severe wind; drought; peril of the sea;         unavailability or failure of equipment, supplies or products not due to an act or omission       of the Party claiming Force Majeure.

b.

Excused Performance

.  Each Party shall be excused from performance hereunder and

shall not be considered to be in default or be liable in damages or otherwise with respect       to any obligation hereunder, except any payment obligations hereunder, if and to the       extent that such Party's failure of, or delay in, performance is due to a Force Majeure       event; provided, that:

i.

The Party seeking to be excused gives the other Party prompt oral notice, and

  then written notice describing the particulars of the Force Majeure event,   including the expected duration and probable impact on the performance of such   Party’s obligations hereunder, and thereafter continues to furnish timely, regular   reports with respect thereto during the continuation of the Force Majeure, as soon   as is reasonably practicable, but in no event later than ten (10) days after the   occurrence of such event;

ii.

The suspension of performance is of no greater scope and of no longer duration than is reasonably required by the Force Majeure event;

iii

The Party affected by the Force Majeure event uses commercially reasonable efforts to:

(a).

mitigate the effects thereof on itself and on the other Party; and

(b).

to correct or cure the event or condition excusing performance.

iv.

When the Party is able to resume performance of its obligations under this

Agreement, such Party shall give the other Party written notice to that effect and   shall promptly resume performance hereunder.

c.

Burden of Proof

.  The burden of proof as to whether an event of Force Majeure has occurred shall be upon the Party claiming relief due to the Force Majeure.

d.

Payment Obligations Not Excused

.  No payment obligation arising under this Agreement

during or prior to the date of a Force Majeure event shall be excused by such event of       Force Majeure.

e.

Force Majeure

.  No event of default shall have occurred with respect to either Party to

the extent such Party’s failure to perform an obligation is caused by conditions or events       of Force Majeure, provided that such Party has complied with its obligations regarding       such Force Majeure contained herein.

16.

General Terms.

a.

Governing Law. This Agreement shall be governed by the laws of the State of Idaho, as an agreement between residents of the State of Idaho and to be performed in the State of Idaho.

b.

Entire Agreement. This Agreement and the Lease, executed by the Parties herewith, embody the entire agreement between the Parties with relation to the subject matters covered, and there have been and are no covenants, agreements, representations, warranties or restrictions between the Parties concerning these topics other than those specifically set forth in those documents. These documents are intended to be fully integrated agreements between the Parties with respect to the subject matters covered.

c.

Modification. The Parties hereto may at any time hereafter modify or amend this Agreement by a subsequent written agreement executed by all Parties. This Agreement shall not be amended or changed except by written instrument, signed by both of the Parties hereto.

d.

No Waiver. No action or conduct or delay or failure to act by either Party shall be construed as a waiver unless such waiver is expressly set forth in writing. No single or partial exercise of any right, power, or privilege hereunder precludes any other or further exercise thereof or the exercise of any other right, power, or privilege.

e.

Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their representatives, successors and permitted assigns.

f.

Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation hereof.

g.

Gender. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female gender and the neuter, and vice versa.

h.

Counterparts. This Agreement may be executed in two or more counterparts, including counterparts transmitted via facsimile, each of which shall be deemed an original. Each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one (1) agreement.

i.

Additional Acts. Except as otherwise provided herein, in addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by the Parties, the Parties hereby agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts, deeds and assurance as either of the Parties may reasonably require to consummate the transactions contemplated hereunder.

j.

Third Parties.  This Agreement is intended solely for the benefit of the Parties herein.  Nothing in this Agreement shall be construed to create any duty to, or standard of care with reference to, or any liability to, any Person not a Party to this Agreement.

k.

Assignment.  Each Party respectively binds itself, and, as may be applicable, its successors and assigns to the other Party hereto and to the successors and assigns of such other Party in respect to covenants, agreements and obligations contained in this Agreement.  Except as may be specifically provided in this Agreement, neither Party shall assign this Agreement in whole or in part without the prior written consent of the other Party, such consent not to be unreasonably withheld.  In the event of any such assignment, the assigning Party shall require the assignee to assume the responsibilities of assignor.  If either Party attempts to make such an assignment without such consent, that Party shall be in breach of this Agreement and shall, notwithstanding such assignment, remain legally responsible for all its obligations and liabilities under this Agreement.  Either Party may, without the consent of the other Party, assign this Agreement to a lender, providing financing for that Party’s performance of this Agreement.  The other Party shall execute all consents reasonably required to facilitate such assignment.

l.

Transfer of Interest/Conversion of Operations.  Dairy recognizes that Intrepid has expended and will spend significant amounts of money in the construction of the Facilities in reliance on Dairy’s role as supplier of Manure for the entire Term of this Agreement.  Accordingly, Dairy represents and warrants that it has no present intention to sell, lease, transfer, assign or otherwise encumber any of its interest in the dairy operations.  Furthermore, Dairy agrees that, to the extent that it now has or later obtains the right to do so, it shall not sell, lease, transfer, assign or otherwise encumber any of its interest in the dairy operations during the Term of this Agreement without Intrepid’s prior written consent.  Intrepid’s grant of consent shall be based, in part, on the requirements of its lenders, bondholders or investors.  Should Dairy become the owner of the Subject Property, it shall not sell, lease, transfer, assign or otherwise encumber any of its interest in the Subject Property. Should any such sale, lease, transfer, assignment or encumbrance of either the dairy operations or the Subject Property take place, Dairy agrees to condition such sale, lease, transfer, assignment or encumbrance on the assignment of this Agreement and the delegation of Dairy’s obligations hereunder to any buyer, lessee, transferee, or assignee.  In the event that buyer, lessee, transferee or assignee cannot or will not assume Dairy’s obligations under this Agreement, Dairy shall compensate Intrepid for the cost of the Facilities for the duration of the then remaining Term of this Agreement.  Similarly, should Dairy ever cease using the Subject Property for dairy operations, Dairy shall compensate Intrepid for the cost of the Facilities for the duration of the then remaining Term of this Agreement.  To determine the cost of the Facilities under this Section 16.l, the Parties shall divide Intrepid’s total actual cost of the Facilities by 240 months and then multiply that resulting number by the number of months remaining in the Term of this Agreement. Intrepid shall produce invoices as evidence of its actual cost.  Notwithstanding the foregoing, Intrepid shall make a good faith effort to reasonably mitigate any damages or costs in order to reduce the amount that Dairy would have to pay hereunder.

m.

Expenses of Agreement. The Parties hereto shall each pay their own attorneys' fees incurred for the preparation, negotiation and review of this Agreement.

n.

Attorneys' Fees. In the event of any controversy, claim, or action between the Parties to enforce the terms and conditions of this Agreement or any of the other documents executed contemporaneously herewith, or arising from breach of any provision hereof, the prevailing Party will be entitled to receive from the other Party all costs, damages and expenses, including reasonable attorneys' fees, incurred by the prevailing Party, whether or not such controversy or claim is litigated or prosecuted to judgment.

o.

Severability.  In case one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, unconscionable or unenforceable in any respect, such invalidity, illegality, unconscionability or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, unconscionable or unenforceable provision had never been contained herein and all other terms and provisions hereof will nevertheless remain effective and be in force to the fullest extent permitted by law. If any term or provision of this Agreement or the application thereof to any Party, or circumstance, shall to any extent be invalid or unenforceable and if this results in one Party being materially adversely affected compared to the other Party, then the Parties shall negotiate in good faith to rebalance the benefits of this Agreement to those existing prior to the term or provision being determined to be invalid or unenforceable.

p.

Construction. Because each of the Parties hereto have been represented by counsel in the course of the negotiation for and the preparation of this Agreement, in all cases, the language of this Agreement will be construed simply, according to its fair meaning and not strictly for or against either Party.

q.

Survival.  The provisions of this Agreement, which, by their nature, survive termination of this Agreement, shall be deemed to survive such termination.

r.

Cooperation.  Each Party, upon the request of the other Party, and without further consideration, shall cooperate with the other Party by furnishing, or using commercially reasonable efforts to cause others to furnish, any additional information and/or by executing and delivering, or using commercially reasonable efforts to cause others to execute and deliver, any additional documents and/or instruments, and shall use, or cause others to use commercially reasonable efforts to do so, and shall also perform such other reasonable acts as may be requested by the other Party in connection with the transactions contemplated hereby.

s.

No Joint Venture. Nothing contained in this Agreement shall be construed as creating a joint venture, partnership, or agency relationship between the Parties. Intrepid and Dairy do not currently intend or contemplate the formation or establishment of any partnership, joint venture, pooling arrangement, or other formal business organization of any kind. Nothing in this Agreement is to be construed as constituting the appointment of any Party hereto as an employee or agent of the other Party. Neither Party shall have any right nor authority to assume or to create any obligation or responsibility, as expressed or implied, on behalf of or in the name of the other Party. Each Party is acting hereunder solely as an independent contractor.

t.

Exhibits and References.  The Exhibits attached hereto are incorporated by reference herein as if fully set forth herein.  Each reference to a "Section" is intended to refer to a Section in this Agreement.

WEST POINT FARMS	INTREPID TECHNOLOGY AND RESOURCES BIOGAS, LLC
By:______________________________ Edwin Southfield Title: General Partner DATE:____________________________	By Intrepid Technology and Resources, Inc. Its Manager By: ____________________________ Dennis Keiser Title: Chief Executive Officer DATE: __________________________ ___________________________

LIST OF EXHIBITS

Exhibit A

Legal Description of Subject Property

Exhibit B

Anaerobic Digester BioGas Facilities Lease

Exhibit C

Supply and Disposal Points

Exhibit D

List of Personal Property

EXHIBIT A

LEGAL DESCRIPTION OF SUBJECT PROPERTY

A PARCEL OF LAND LOCATED IN THE SOUTHWEST QUARTER OF THE NORTHWEST QUARTER OF SECTION 10, TOWNSHIP 8 SOUTH, RANGE 14 EAST, BOISE MERIDIAN, GOODING COUNTY, IDAHO, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTH QUARTER CORNER OF SAID SECTION 10, FROM WHICH THE SOUTH QUARTER CORNER OF SAID SECTION 10 BEARS SOUTH 00'47'13' WEST, 5278.71 FEET;

THENCE SOUTH 00'47'13' WEST ALONG THE EAST BOUNDARY OF THE NW4 OF SAID SECTION 1 o FOR A DISTANCE OF 1,387,41 FEET;

THENCE NORTH 89'12'47' WEST FOR A DISTANCE OF 2,141.72 FEET TO THE POINT OF BEGINNING;

THENCE SOUTH 00'33'42' WEST FOR A DISTANCE OF 210.00 FEET;

THENCE NORTH 89-26'18' WEST FOR A DISTANCE OF 165.00 FEET;

THENCE NORTH 00'33'42" EAST FOR A DISTANCE OF 210.00 FEET;

THENCE SOUTH 89'26'18` EAST FOR A DISTANCE OF 165.00 FEET TO THE POINT OF BEGINNING.

SAID PARCEL CONTAINS 0.795 ACRES, MORE OR LESS.

TOGETHER WITH A 30.00 FEET IN WIDTH EASEMENT FOR INGRESS AND EGRESS, SAID CENTERLINE OF EASEMENT MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER OF SAID PARCEL:

THENCE SOUTH 00'33'42' WEST FOR A DISTANCE OF 15.00 FEET TO THE CENTERLINE OF SAID EASEMENT AND BEING THE POINT OF BEGINNING;

THENCE ALONG SAID EASEMENT CENTERLINE THE FOLLOWING COURSES AND DISTANCES:

NORTH 89'26'18' WEST FOR A DISTANCE OF 55.20 FEET;

NORTH 68'46'56" WEST FOR A DISTANCE OF 160.18 FEET;

NORTHEASTERLY 202.21 FEET ALONG A CURVE RIGHT HAVING A RADIUS OF 168.00 FEET, DELTA ANGLE OF 68' 57' 46", AND A LONG CHORD BEARING NORTH 34- 18' 03" WEST FOR A DISTANCE OF 190.22 FEET;

NORTH 00-10'50' EAST FOR A DISTANCE OF 143.93 FEET;

NORTH 00'01'59' WEST FOR A DISTANCE OF 13292 FEET;

NORTH 01'11'58" WEST FOR A DISTANCE OF 370.24 FEET;

NORTH 07'25'11" WEST FOR A DISTANCE OF 227.75 FEET;

NORTH 00'53'05" WEST FOR A DISTANCE OF 107.05 FEET;

NORTH 04"06'21" EAST FOR A DISTANCE OF 197.58 FEET TO THE SOUTHERLY RIGHT OF WAY OF 3100 SOUTH ROAD, SIDE LINES PROLONGED OR SHORTENED TO SOUTHERLY RIGHT OF WAY OF 3100 SOUTH ROAD.

EXHIBIT B

ANAEROBIC DIGESTER BIOGAS FACILITIES LEASE

EXHIBIT C

SUPPLY AND DISPOSAL POINTS

EXHIBIT D

LIST OF PERSONAL PROPERTY

- 15 Digester Tanks

 - Access Platforms

 - Building and Foundation

 - Manure Feed System

 - Manure Heating System

 - Digester Waste Collection System

 - Digester Solid Separation System

 - Digester Overflow Collection System

 - Digester BioGas Collection System

 - BioGas Conditioning

 - Instrumentation & Controls